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                                                                 EXHIBIT (23)(E)

                         CONSENT OF DUFF & PHELPS, LLC

     We hereby consent to the reference to our firm and to the inclusion of the copy of our opinion letter as Annex D in the Information Statement-Prospectus which is a part of the Registration Statement filed by First Union Corporation on Form S-4 under the Securities Act of 1933, as amended. By giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                         DUFF & PHELPS, LLC

                                         By:          JEFFREY M. GORDON
                                                     JEFFREY M. GORDON
                                                     MANAGING DIRECTOR

Chicago, Illinois
October 14, 1996